Exhibit 99.4

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Net Income excluding the non-cash afer-tax unproved leasehold write-off is a Non-GAAP financial measure. Energen believes that excluding it for comparative purposes better reflects financial perfomance of the company’s on-going operations.

	Quarter Ended 6/30/2010		Six Months Ended 6/30/2010
Consolidated Net Income ($ in millions except per share data)	Net Income	Per Diluted Share	Net Income	Per Diluted Share
Net Income (GAAP)	55.5	$0.77	172.3	$2.39
Non-cash leasehold write-off (net of $6.1 tax)	10.0	0.14	10.0	0.14

Net Income (Non-GAAP)	65.5	$0.91	182.3	$2.53

2010 Earnings Guidance Range	12/31/2010 Estimate (e)
Net Income (GAAP)	$4.16 – $4.56
Non-cash leasehold write-off	0.14 – 0.14

Net Income (Non-GAAP)	$4.30 – $4.70

Energen Resources Net Income ($ in millions)	Quarter Ended 6/30/2010	Six Months Ended 6/30/2010	Twelve Months Ended 6/30/2010
Net Income (GAAP)	56.8	128.4	238.6
Non-cash leasehold write-off (net of $6.1 tax)	10.0	10.0	10.0

Net Income (Non-GAAP)	66.8	138.4	248.6

(e)

This estimate is a “forward-looking statement” as defined by the Securities and Exchange Commission. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A discussion of risks and uncertainties, which could affect future results of Energen and its subsidiaries, is included in the Company’s periodic reports filed with the Securities and Exchange Commission.